UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2016

Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O.Box 3077, North Canton, Ohio		44720-8077
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 30, 2016, Diebold, Incorporated (“Diebold”) announced the commencement of an offering of $500 million of senior notes due 2024 (the “Notes”) in an offering exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) in connection with the previously announced potential acquisition of Wincor Nixdorf Aktiengesellschaft, a German public stock corporation. The Notes will be guaranteed by certain of Diebold’s existing and future domestic subsidiaries. Diebold is filing as Exhibit 99.1 hereto the Press Release pursuant to Rule 135c under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release

Important Information for Investors and Shareholders Relating to the Acquisition of Wincor Nixdorf

In connection with the proposed acquisition of Wincor Nixdorf, Diebold has made an offer for all ordinary shares of Wincor Nixdorf (the “tender offer”) and filed a Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission (“SEC”), which was declared effective by the SEC on February 5, 2016, that includes a prospectus of Diebold to be used in connection with the tender offer. In addition, on February 4, 2016, the German Federal Financial Supervsiory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, “BaFin“) approved the publication of the German offer document in connection with the tender offer (the “offer document“). Diebold has published the offer document on February 5, 2016. The acceptance period for the tender offer expired at the end of March 22, 2016 (Central European Time), and a statutory additional acceptance period has begun on March 30, 2016, and will end on April 12, 2016, 24:00 hours (Central European Summer Time).

INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROSPECTUS RELATING TO THE TENDER OFFER AND THE OFFER DOCUMENT, AS WELL AS OTHER DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC OR BaFin OR PUBLISHED AT DIEBOLD’S WEBSITE at www.diebold.com UNDER THE INVESTOR RELATIONS SECTION, REGARDING THE PROPOSED BUSINESS COMBINATION AND THE TENDER OFFER BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the prospectus relating to the tender offer, an English translation of the offer document, and other related documents filed by Diebold with the SEC on the SEC’s website at www.sec.gov. The prospectus relating to the tender offer and other documents relating thereto may also be obtained for free by accessing Diebold’s website at www.diebold.com under the Investor Relations section. You may obtain a free copy of the offer document on BaFin’s website at www.bafin.de, and, along with an English translation thereof, at Diebold’s website at www.diebold.com under the Investor Relations section. Further, you may obtain a copy of the offer document free of charge from Deutsche Bank Aktiengesellschaft, Taunusanlage 12, 60325 Frankfurt am Main, Germany, or by e-mail to dct.tender-offers@db.com or by telefax to +49 69 910 38794.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of Wincor Nixdorf or Diebold. Terms and further provisions regarding the tender offer are disclosed in the offer document, which was published on February 5, 2016, and in related documents filed or that will be filed with the SEC. Investors and holders of Wincor Nixdorf shares, or of such instruments conferring a right to directly or indirectly acquire Wincor Nixdorf shares, are strongly encouraged to read the prospectus relating to the tender offer, the offer document and all documents in connection with the tender offer because these documents contain important information.

No offering of Diebold shares will be made except by means of a prospectus meeting the requirements of section 10 of the U.S. Securities Act of 1933, as amended, and a German offer document in accordance with applicable European regulations, including the German Securities Acquisition and Takeover Act and the German Securities Prospectus Act (Wertpapierprospektgesetz). Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the tender offer would not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2016

DIEBOLD, INCORPORATED

By	/s/ Christopher A. Chapman
	Name:	Christopher A. Chapman
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release